EXHIBIT (a)(1)(iv)

Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Offer by

WENDY’S INTERNATIONAL, INC.

To

Purchase For Cash

Up to 22,222,222 Shares of Its Common Stock

At a Purchase Price Not Greater Than $36.00 Nor Less Than $33.00 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON THURSDAY, NOVEMBER 16, 2006,

UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated October 18, 2006 and the related Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Wendy’s International, Inc., an Ohio corporation (the “Company”), to purchase for cash up to 22,222,222 shares of its common stock, $0.10 stated value per share (such shares, together with all other outstanding shares of common stock of the Company, are herein referred to as the “Shares”), at a price specified by its shareholders not greater than $36.00 nor less than $33.00 per Share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer.

We are the holder of record of Shares held for your account. As such, only we, pursuant to your instructions, can tender your Shares. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

The Company will determine a price per Share (the “Purchase Price”), not greater than $36.00 nor less than $33.00 per Share, that it will pay for the Shares properly tendered and not properly withdrawn pursuant to the Offer taking into account the number of Shares tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to purchase up to 22,222,222 Shares (or such lesser number as are properly tendered and not properly withdrawn) pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, including the provisions relating to proration and conditional tender described in the Offer to Purchase.

Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration or conditional tenders will be returned at the Company’s expense to the shareholders who tendered such Shares promptly after the Expiration Date (as defined in the Offer to Purchase). As described in the Offer to Purchase, in the event more than 22,222,222 Shares are tendered pursuant to the Offer, the Company may exercise its right to purchase up to an additional 2% of its outstanding Shares without extending the tender offer. By way of example, the Company may purchase up to an additional 2,362,191 of its outstanding Shares to the extent tendered pursuant to the Offer. The Company also expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal requirements. See Section 1 of the Offer to Purchase.

The Offer is an element of the Company’s overall plan to enhance shareholder value. If the Company is unable to purchase $800,000,000 of Shares pursuant to the Offer, it will consider, in its sole discretion, various other options, including, among other things, additional share repurchases.

As described in the Offer to Purchase, if fewer than all Shares properly tendered and not properly withdrawn at or below the Purchase Price are to be purchased by the Company, the Company will purchase tendered Shares in the following order of priority:

•	First, from all holders of “odd lots” (holders of less than 100 Shares) who properly tender all their Shares at or below the Purchase Price selected by us;

•	Second, on a pro rata basis from all other shareholders who properly tender Shares at or below the Purchase Price selected by us, other than shareholders who tender conditionally and whose conditions are not satisfied; and

•	Third, only if necessary to permit us to purchase up to 22,222,222 Shares (or such greater number of Shares as we may elect to purchase, subject to applicable law) from holders who have tendered Shares subject to the condition that a specified minimum number of the holder’s Shares be purchased if any of the holder’s Shares are purchased in the Offer (for which the condition was not initially satisfied) at or below the Purchase Price by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered all of their Shares. See Section 6, “Conditional Tender of Shares.”

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	You may tender Shares at a price not greater than $36.00 nor less than $33.00 per Share, as indicated in the attached Instruction Form.

2.	The Offer, the proration period and withdrawal rights expire at 5:00 p.m., Eastern Standard Time, on Thursday, November 16, 2006 unless the Offer is extended by the Company.

3.	The Offer is for up to 22,222,222 Shares, constituting approximately 19% of the Company’s outstanding shares as of October 13, 2006.

4.	Tendering shareholders who are registered shareholders or who tender their Shares directly to American Stock Transfer and Trust Company, the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company or the Dealer Managers, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of Shares pursuant to the Offer.

5.	If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

6.	If you wish to condition your tender upon the purchase of all Shares tendered or upon the Company’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of Shares from all tenders that are so conditioned will be determined by random lot. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions, the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by J.P. Morgan Securities Inc., the Lead Dealer Manager, or Goldman, Sachs & Co., the Co-Dealer Manager for the Offer, or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer by

WENDY’S INTERNATIONAL, INC.

to Purchase for Cash Up to 22,222,222 Shares of its Common Stock

The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase dated October 18, 2006 and the related Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the “Offer”), in connection with the offer by Wendy’s International, Inc. (“Wendy’s”) to purchase up to 22,222,222 shares of its common stock, $0.10 stated value (such shares, together with all other outstanding shares of common stock of Wendy’s, are herein referred to as the “Shares”), at a price not greater than $36.00 nor less than $33.00 per Share, less any applicable withholding taxes and without interest.

The undersigned hereby instruct(s) you to tender to Wendy’s the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:                                                       SHARES*

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX BELOW. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned desires to maximize the chance of having Wendy’s purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE BOX INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by Wendy’s pursuant to the Offer. This action will result in receiving a price per Share of as low as $33.00 or as high as $36.00.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking one of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Wendy’s will be purchased at the Purchase Price. A shareholder who desires to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

PRICE (IN U.S. DOLLARS) PER SHARE AT

WHICH SHARES ARE BEING TENDERED

☐ $33.00 ☐ $33.25 ☐ $33.50 ☐ $33.75 ☐ $34.00	☐ $34.25 ☐ $34.50 ☐ $34.75 ☐ $35.00	☐ $35.25 ☐ $35.50 ☐ $35.75 ☐ $36.00

ODD LOTS (See Instruction 6 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 16 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of Shares upon Wendy’s purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Wendy’s pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares

If, because of proration, the minimum number of Shares designated will not be purchased, Wendy’s may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:

☐	The tendered Shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

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